Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of MTGE Investment Corp., a corporation organized under the laws of the state of Maryland (the “Corporation”), hereby constitute and appoint Peter Federico, Kenneth Pollack and Kasey Reisman and each of them (with full power to each of them to act alone), his/her true and lawful attorneys‑in‑fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his/her hand and seal, as of the date specified.

MTGE INVESTMENT CORP.

Dated: January 30, 2018                    /S/ Gary D. Kain
Gary D. Kain
Chief Executive Officer, President and Chief Investment Officer

/S/ Gary D. Kain Gary D. Kain	Chief Executive Officer, President and Chief Investment Officer (Principal Executive Officer)	January 30, 2018
/S/ Steven W. Abrahams Steven W. Abrahams	Director	January 30, 2018
/S/ Julia L. Coronado Julia L. Coronado	Director	January 30, 2018
/S/ Robert M. Couch Robert M. Couch	Director	January 30, 2018
/S/ Randy E. Dobbs Randy E. Dobbs	Director	January 30, 2018